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                                 EXHIBIT g.(ii)

                     Letter Amendment to Custodian Agreement
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                           HARTFORD SERIES FUND, INC.


February 2, 1999


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:      HARTFORD SERIES FUND, INC.

Ladies and Gentlemen:

This is to advise you that Hartford Series Fund, Inc. ("the Fund") has established two new series of shares to be known as Hartford Global Leaders HLS Fund and Hartford High Yield HLS Fund, respectively. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of June 1, 1998 by and between the Fund and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for both aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                               HARTFORD SERIES FUND, INC.
                                               on behalf of:
                                               Hartford Global Leaders HLS Fund
                                               Hartford High Yield HLS Fund

                                               By:    /s/ Joseph H. Gareau
                                                      --------------------------
                                               Name:  Joseph H. Gareau
                                                      --------------------------
                                               Title: President, Duly Authorized
                                                      --------------------------

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Ronald E. Loguc
       -----------------------------------------
Name:  Ronald E. Loguc
       -----------------------------------------
Title: Executive Vice President, Duly Authorized
       -----------------------------------------

Effective Date:  September 21, 1998
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